UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2008
Community Bank System, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5790 Widewaters Parkway, DeWitt, New York	13214
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (315) 445-2282

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers.
     On April 4, 2008, Community Bank System, Inc. (“Company”) and the Company’s subsidiary, Community Bank, N.A. (“Bank”), entered into an Employment Agreement with Scott A. Kingsley, as the Company’s and the Bank’s Executive Vice President and Chief Financial Officer. The agreement supersedes the expired employment agreement executed on August 2, 2004 among the Company, the Bank, and Mr. Kingsley. The new agreement generally continues the format and terms of the prior agreement which expired as described below and contains amended provisions intended to update the terms and to comply with the new requirements under Section 409A of the Internal Revenue Code, as amended. The description of the Employment Agreement is qualified in its entirety by the reference to the copy of the Agreement which is attached hereto as Exhibit 10.1 and incorporated by reference.
     The Agreement provides that Mr. Kingsley shall serve as the Executive Vice President and Chief Financial Officer of the Company and the Bank during the period from January 1, 2008 to December 31, 2010. The Company shall pay a base salary at an annual rate of at least $310,000, which will be reviewed and adjusted in future years accordance with the Company’s regular payroll practices for executive employees. Mr. Kingsley will be eligible to receive annual incentive compensation under the terms of the Company’s Management Incentive Plan (“MIP”). The Agreement may be terminated by the Company for cause at any time, and shall terminate upon Mr. Kingsley’s death or disability. The Agreement provides for severance pay, in the event of a termination for reasons other than cause, death, or disability, equal to the greater of (i) the sum of Mr. Kingsley’s annual base salary at the time of termination and the most recent payment to him under the Company’s MIP, or (ii) amounts of base salary and expected MIP payments payable to Mr. Kingsley through the unexpired term of his employment. In addition, if the Company elects not to renew the Agreement at the end of its term for reasons other than cause, Mr. Kingsley is entitled to severance pay equal to 175% of the sum of his then current base salary plus the most recent payment to him under the MIP. If Mr. Kingsley’s employment is terminated for reasons other than cause, death, or disability within two years following a change in control, or if Mr. Kingsley voluntarily resigns during this period based upon an involuntary and material adverse change in his authority, duties, responsibilities, base salary, or the geographic location of his assignment, he shall be entitled to three times his base salary plus his incentive compensation award for the year immediately preceding the change in control and continuation of certain benefits for a 36 month period.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

10.1	Employment Agreement, dated April 4, 2008, by and among Community Bank System, Inc., Community Bank, N.A. and Scott A. Kingsley.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.
By:	/s/ Mark E. Tryniski
	Name:	Mark E. Tryniski
	Title:	President and Chief Executive Officer

Dated: April 9, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated April 4, 2008, by and among Community Bank System, Inc., Community Bank, N.A. and Scott A. Kingsley attached hereto.